EXHIBIT 10.10

FOURTH MODIFICATION TO
LOAN AND SECURITY AGREEMENT

This Fourth Modification to Loan and Security Agreement (this “Amendment”) is entered into as of March 31, 2011 by and among THE PRIVATEBANK AND TRUST COMPANY (the “Bank”), LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), HELIOS NUTRITION LIMITED, a Minnesota corporation (“Helios”), PRIDE OF MAIN STREET DAIRY, LLC, a Minnesota limited liability company (“Pride”), and STARFRUIT, LLC, an Illinois limited liability company (“Starfruit” and together with Lifeway, FMI, Helios and Pride being sometimes collectively referred to as the “Borrowers).

RECITALS

WHEREAS, the Bank and the Borrowers previously entered into a Loan and Security Agreement dated February 6, 2009, as amended by that certain First Modification to Loan and Security Agreement dated as of August 13, 2009, by that certain Second Modification Agreement dated November 12, 2009 and by that certain Third Modification Agreement dated February 6, 2010 (as modified, the “Loan Agreement”), pursuant to which the Bank made available to the Borrowers a credit facility.

WHEREAS, the Borrowers desire, and the Bank is willing, to (a) waive certain breaches of the financial covenants under the Loan Agreement, (b) reduce the amount of the Revolving Loan Commitment, (c) extend the Revolving Loan Maturity Date, (d) waive certain reporting requirements, (e) modify the fixed charge coverage ratio financial covenant calculation to exclude certain Funded Debt which has been repaid in full, (f) remove the Capital Expenditures limit, and (g) consent to certain actions requiring the Bank’s consent under the Loan Documents and waive any Events of Default otherwise resulting therefrom, all upon and subject to the terms and conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  (a) Undefined Terms.  Unless the context otherwise provides or requires, capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Loan Agreement; provided, however, that all references in the Loan Agreement to (a) “Obligations” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, the duties and obligations of the Borrowers under this Amendment and (b) “Loan Documents” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, this Amendment and the documents and instruments to be delivered pursuant to this Amendment.

(b) Additional Defined Terms.  When used herein and in the Loan Agreement, the following terms shall have the following meanings:

“First Juice” shall mean Lifeway First Juice, Inc., an Illinois corporation, and a wholly-owned subsidiary of Lifeway.

“First Juice Acquisition” shall mean the purchase by First Juice of certain assets of Seller pursuant to the First Juice Purchase Agreement.

“First Juice Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of September 22, 2010 by and among First Juice and Seller.

“Seller” shall mean First Juice, Inc., a Delaware corporation.

(c) Amended and Restated Defined Terms.  When used herein and in the Loan Agreement, the following terms shall have the following amended and restated meanings:

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers and their Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrowers’ and its Subsidiaries’ financial statements and determined in accordance with GAAP.

“Revolving Loan Commitment” shall mean Two Million and 00/100 Dollars ($2,000,000.00).”

“Revolving Loan Maturity Date” shall mean May 31, 2011, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.”

“Tangible Assets” shall mean the total of all assets appearing on a balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, Affiliates, officers or employees of the Borrowers and its Subsidiaries.

2. Amended and Restated Fixed Charge Coverage Ratio.  Commencing with the fiscal quarter ending December 31, 2010, Section 10.2 of the Loan Agreement is amended and restated as follows:

10.2 Fixed Charge Coverage.  As of the end of each of its fiscal quarters, the Borrowers and their Subsidiaries shall maintain a ratio of (a) the total for the four fiscal quarters then ending of consolidated EBITDA minus, in respect of such four fiscal quarters, the sum of (i) all income taxes paid in cash by the Borrowers and their Subsidiaries, (ii) all Capital Expenditures which are not financed with Funded Debt, (iii) cash distributions or dividends and (iv) amounts paid to repurchase or redeem stock or equity, to (b) the sum for such four fiscal quarters of (i) Interest Charges plus (ii) required payments of principal of Funded Debt (including the Term Loan, but excluding the (x) Revolving Loans, (y) Seller Note and (z) Amani-Helios Note), of not less than 1.10 to 1.

3. Waiver of Fixed Charge Coverage Ratio Breach.  The Bank waives the Borrowers’ compliance with Section 10.2 “Fixed Charge Coverage” of the Loan Agreement in respect to the Borrowers’ fiscal quarter ended September 30, 2010 (the “FCCR Default”).  From and after the date of this Amendment, the Bank hereby waives its right to pursue remedies on account of the FCCR Default.  Such waiver (a) shall not be deemed to extend to any other Event of Default which has arisen or may hereafter arise, whether or not known to the Bank or any Borrower on the date hereof, (b) shall not be deemed to effect any amendment of the Loan Agreement or any of the Loan Documents, all of which shall remain in full force and effect in accordance with their respective terms except as expressly amended hereby and (c) shall not be deemed to establish a custom or course of dealing between the Borrowers and the Bank.

4. Amendment to Revolving Note.  The Revolving Note is hereby amended by (a) deleting all references to “Four Million” and replacing such references with “Two Million” and (b) deleting all references to “$4,000,000” and replacing such references with “$2,000,000”.  Except as specifically set forth herein, the Revolving Note, the Term Note and the Loan Documents previously delivered by the Borrowers shall remain in full force and effect and are hereby ratified and confirmed in all respects.  The indebtedness evidenced by the Revolving Note (as hereby amended by this Fourth Modification) is continuing indebtedness of the Borrowers and nothing herein shall be deemed to constitute a payment, settlement or novation of the Revolving Note, or to release or otherwise adversely affect any lien or security interest securing such indebtedness or any rights of the Bank against any party primarily or secondarily liable for such indebtedness

5. Waiver of Certain Reporting Requirements.  The Bank waives the Borrowers’ compliance with Sections 8.10, 8.11 and 8.12 of the Loan Agreement providing for the delivery of Borrowing Base Certificates, aged accounts schedules and inventory reports, respectively (collectively, the “Suspended Reporting Requirements”), from and after the date of this Amendment until the occurrence of any Unmatured Event of Default or Event of Default.  Notwithstanding anything to the contrary, the Bank reserves the right to reinstate the Suspended Reporting Requirements, at any time in its sole discretion, by giving notice the Borrowers should Borrowers’ request or make any draws on the Revolving Loan.

6. Removal the Capital Expenditures Limit.  Section 10.3 “Capital Expenditures” of the Loan Agreement shall be deleted in its entirety in respect of fiscal year 2010 and all fiscal years thereafter.

7. Consents.  Notwithstanding anything to the contrary in Sections 9.3, 9.4, 9.5 and 9.13 of the Loan Agreement, the Bank hereby consents to (a) the formation of First Juice as a wholly-owned Subsidiary of Lifeway and (b) the consummation of the First Juice Acquisition pursuant to and in accordance with the First Juice Purchase Agreement.  In addition, the Bank waives any Event of Default under Section 11.3 of the Loan Agreement directly resulting from the matters described in the foregoing clauses (a) and (b).  Such consents and waivers of any Events of Default under this Section 7 are only applicable and shall only be effective in the specific instances and for the specific purposes for which made or given pursuant to this Section 7.

8. First Juice Assets.  The Borrowers covenant and agree that First Juice shall not, and the Borrowers shall take all action required so that First Juice shall not, directly or indirectly, (a) incur any Debt other than trade payable incurred in the ordinary course of First Juice’s business and (b) create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any assets of First Juice, whether owned at the date hereof or hereafter acquired.  Any breach or default under this Section 8 shall constitute an Event of Default.  Anything in the Loan Agreement to the contrary notwithstanding (including Section 8.22 thereof), the Borrowers and Bank acknowledge and agree that the assets of Fruit Juice are not included in the Collateral.

9. Representations and Warranties of Borrowers.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of each Borrower in the Loan Agreement and in the other Loan Documents to which each Borrower is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing.

(d) Each Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment.  This Amendment has been duly executed by each Borrower.

(e) This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower and each of the other Borrowers in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment do not and will not (i) violate any law, rule, regulation or court order to which any of the Borrowers is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Borrowers or any other agreement or instrument to which it is party or by which the properties of any of the Borrowers is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Borrowers, whether now owned or hereafter acquired, other than Liens in favor of the Bank.

(g) No consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery or performance by each of the Borrowers, or the validity or enforceability, of this Amendment, or the consummation of the transactions contemplated hereby.

(h) The Fruit Juice Acquisition has been consummated in a manner consistent with the terms of the Fruit Juice Purchase Agreement.

10. Conditions Precedent to Effectiveness.  This Amendment shall be effective on the date when each of the following conditions shall have been satisfied in the sole discretion of the Bank:

(a) Amendment.  Each of the Borrowers and the Bank shall have delivered to the Bank executed counterparts of this Amendment;

(b) Certified First Juice Purchase Agreement.  The Borrowers shall have delivered to the Bank a full and complete copy of the First Juice Purchase Agreement, certified by a senior officer of the Borrowers;

(c) Secretaries’ Certificates.  With respect to each Borrower (i) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Bank; (ii) resolutions of its board of directors (or similar governing body) approving and authorizing such Borrower’s execution, delivery and performance of this Amendment and the transactions contemplated thereby; and (iii) signature and incumbency certificates of its officers executing this Agreement (it being understood that the Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification;

(d) Fruit Juice Certificate.  With respect to Fruit Juice (i) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Bank; and (ii) a copy of its articles or certificate incorporation and bylaws, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification; and

(e) Other Documents.  The Borrowers shall have delivered to the Bank such other agreements, certificates, instruments and other documents as the Bank may reasonably request to accomplish the purposes of this Amendment.

11. Collateral Access Agreements.  The Bank acknowledges receipt of a Collateral Access Agreement in respect of the real estate located at 2142 North Halsted, Chicago, IL 60614. The Bank waives the requirement for Collateral Access Agreements with respect to all other locations identified on Schedule 7.27 hereof (the “Excluded Locations”), it being agreed that any Inventory located at each such Excluded Locations shall not be deemed “Eligible Inventory” until a Collateral Access Agreement is executed in respect of such Excluded Location (and provided the Inventory otherwise qualifies as Eligible Inventory).

12. Reference to and Effect on Loan Documents.

(a) Ratification.  Except as specifically provided in this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and each Borrower hereby ratifies and confirms each such Loan Document.

(b) No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of the Bank under the Loan Agreement or any of the other Loan Documents, or, except as expressly provided in herein, constitute a consent, waiver or modification with respect to any provision of the Loan Agreement or any of the other Loan Documents.  Upon the effectiveness of this Amendment each reference in (a) the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as amended and modified hereby.

(c) Amended Schedules.  Schedules 7.23 (Location of All Collateral) and 7.27 (Real Property) to the Loan Agreement are hereby deleted in their entirety and replaced with Schedules 7.23 and7.27 attached hereto.

13. Entire Agreement.  This Amendment, including all annexes, exhibits, schedules and other documents incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

14. Fees and Expenses.  As provided in the Loan Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment.

15. Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

16. Conflict of Terms.  Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

17. Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Bank and shall be binding upon the successors and assigns of each Borrower.

18. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (such as fax or e-mail) shall be as effective as delivery of a manually executed counterpart thereof.

19. Headings.  The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20. Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE CREDIT AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

21. Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

22. Waiver of Jury Trial.  THE BANK AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND ANY OF THE BORROWERS ARE ADVERSE PARTIES, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AMENDMENT.

23. Release of Claims.  In consideration of the execution and delivery of this Amendment by the Bank, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by the Bank arising under the Loan Agreement and the Loan Documents, each of the Borrowers hereby irrevocably releases and forever discharges the Bank and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrowers may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent whatsoever (collectively, “Claims”).  Each Borrower jointly and severally represents and warrants to the Bank that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise.  The Borrowers shall jointly and severally indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys’ fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

EACH BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT.  EACH BORROWER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS.  TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH BORROWER WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE BANK: THE PRIVATEBANK AND TRUST COMPANY By: /s/ Douglass W. Buchler Associate Managing Director

THE BORROWERS:

LIFE WAY FOODS, INC.

By: /s/ Edward Smolyansky
Title: Chief Financial Officer

FRESH MADE, INC.

By:  /s/ Edward Smolyansky
Title:  President

HELlOS NUTRITION LIMITED

By:  /s/ Edward Smolyansky
Title:   Chief Financial Officer

PRIDE OF MAIN STREET DAIRY, LLC

By:   /s/ Edward Smolyansky
Title:  Manager

STARFRUIT, LLC

By:  /s/ Edward Smolyansky
Title:   Manager

ACKNOWLEDGED AND AGREED AS TO SECTION 8:

LIFE WAY FIRST JUICE, INC.

By:  /s/ Edward Smolyansky
Title:   Vice President

SCHEDULE 7.23

Location of All Collateral

Lifeway Foods, Inc.
6431 W. Oakton St. Morton Grove IL, 60053 Cook
6101 W. Gross Point Rd, Niles IL
7625 N. Austin Aye, Skokie IL, 60077 Cook
214 Main Street S. Sauk Centre MN, 56378
5201 N. Harbison Aye, Philadelphia, PA 19012

Fresh Made, Inc.	810 Bleigh St. Philadelphia PA, 19111
Pride of Main Street Dairy	214 Main Street S. Sauk Centre MN, 56378
Helios Nutrition	214 Main Street S. Sauk Centre MN, 56378
Starfruit LLC	1745 W. Division St, Chicago IL 60612 2142 N. Halsted, Chicago, IL 60614 108 N. State, Chicago, IL 60602 222 Merchandise Mart Plaza, Chicago, IL 60654

SCHEDULE 7.27

Real Property

Lifeway Foods, Inc.	6431 W. Oakton St. Morton Grove IL, 60053 Cook 6101 W. Gross Point Rd, Niles IL 7625 N. Austin Aye, Skokie IL,	Owned	Lifeway Foods Inc
	5201 N. Harbison Aye, Philadelphia, PA	Leased	Michael Kofman
Fresh Made, Inc.	810 Bleigh St. Philadelphia PA, 19111	Owned	Freshmade Inc
Pride of Main Street Dairy	214 Main Street S, Sauk Centre MN, 56378	Owned	Pride of Main Street Dairy
Helios Nutrition	None
Starfruit LLC	1745 W. Division St. Chicago, IL 60612	Leased	John Leydon- Ruby Room
Starfruit LLC	2142 North Halsted, Chicago, IL 60614	Leased	Michael Williamson
Starfruit LLC	108 N. State Chicago, IL 60602	Leased	CB Richard Ellis
Starfruit LLC	222 Merchandise Mart Plaza Chicago, IL 60654	Leased	Merchandise Mart